Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports First Quarter 2020 Results

●	Sales of $138.9 million were supply chain constrained

●	Gross margin of 40.4%; non-GAAP gross margin of 41.7%

●	Strong booking quarter; semi tester orders up 70% year-over-year

POWAY, Calif., May 5, 2020 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2020 first quarter net sales of $138.9 million and GAAP loss of $17.3 million or $0.42 per share. Cohu also reported first quarter 2020 non-GAAP income of $0.1 million or $0.00 per share. (1)

GAAP Results (1)
(in millions, except per share amounts)	Q1 FY 2020	Q4 FY 2019	Q1 FY 2019

Net sales	$138.9	$142.0	$147.8

Loss	$(17.3)	$(16.3)	$(22.9)
Loss per share	$(0.42)	$(0.39)	$(0.56)

Non-GAAP Results (1)
(in millions, except per share amounts)	Q1 FY 2020	Q4 FY 2019	Q1 FY 2019

Income (loss)	$0.1	$(0.5)	$(1.4)
Income (loss) share	$0.00	$(0.01)	$(0.03)

(1)	All amounts presented are from continuing operations.

Total cash and investments at the end of first quarter 2020 were $172.4 million.

“We recorded strong bookings in the first quarter, mostly driven by mobility customers accelerating the adoption of 5G test solutions for RF Front-End devices. Shipments were constrained in March by COVID-19 pandemic driven government restrictions in countries where our products are manufactured. Despite Cohu operations remaining largely open, we continue to expect some supply chain uncertainty and operating constraints within our factories in the second quarter,” said Cohu President and CEO Luis Müller. “While we enter the second quarter with approximately $172 million in cash and a strong backlog, the continuing impact of the COVID-19 pandemic on short-term semiconductor test and inspection demand remains uncertain. As a result, we are proactively managing cash flow and our Board of Directors has authorized suspending our quarterly cash dividend. The dividend suspension will result in approximately $10 million of annualized cash savings, which we expect to utilize for deleveraging and strengthening our balance sheet.”

Cohu expects second quarter 2020 sales to be between $130 million and $155 million.

Conference Call Information:

The company will host a live conference call and webcast with slides to discuss first quarter 2020 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on May 5, 2020. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 6874566. Webcast access will be available on the Investor Information section of the company’s website at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense and adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets including favorable/unfavorable lease adjustments, restructuring costs, manufacturing transition and severance costs, asset impairment charges, acquisition-related costs and associated professional fees, reduction of indemnification receivable, depreciation of purchase accounting adjustments to property, plant and equipment and purchase accounting inventory step-up included in cost of sales. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding supply chain shipment limitations into the second quarter, manufacturing facilities and offices remaining open, estimated Asia factories’ manufacturing output by month, measures to maintain liquidity and financial flexibility and strengthen the balance sheet, market positions in mobility, medical, computing & network semiconductor & PCB test segments and leadership in automotive and industrial applications, expected recovery in automotive an industrial in 2021, customers adopting our solution for 5G RF test, end-market demand trends by segment in 2020 and 2021, future strength and growth beyond the COVID-19 pandemic, any comments about third quarter or second half 2020 projections, long-term benefiting from manufacturing consolidation reducing cost structure, temporary cost savings and expense reductions, business model for FY’20 and mid-term target, % of incremental revenue expected to fall to operating income, the company’s second quarter 2020 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, adjusted EBITDA and effective tax rate, and cash and shares outstanding, estimated sales for break-even EBITDA, estimated minimum cash levels to run business, and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: The ongoing global COVID-19 pandemic has adversely affected, and is continuing to adversely affect, our business, financial condition and results of operations including: i) our workforce and operations, the operations of our customers, and those of our respective vendors and suppliers, ii) our primary manufacturing facilities in Malaysia and the Philippines have been partially operating since March 2020 due to government-mandated movement control orders, iii) we may face other government-mandated facility shutdowns, iv) import/export, shipping and logistics disruptions, and other supply chain and distribution constraints or delays, v) continued rapid changes to business, political or regulatory conditions affecting the semiconductor equipment industry and the overall global economy, vi) availability of employees and lost employee productivity, vii) remote working IT and increased cybersecurity risks, viii) increased internal control risks over financial reporting as key finance staff works remotely, ix) delayed product development programs, x) customers’ canceling, pushing out orders or refusal to accept product deliveries, and delayed collection of receivables, xi) other actions of our customers, suppliers and competitors which may be sudden and inconsistent with our expectations, xii) additional credit rating agency downgrades which would increase the company’s cost of raising capital, and xiii) potential additional impairment of goodwill or other intangible assets, and increased risk of inventory write-downs due to lower product demand; Other significant risks associated with the Xcerra acquisition, integration and synergies including the failure to achieve the expected benefits of the acquisition, and mandatory ongoing impairment evaluation of goodwill and other intangibles whereby Cohu could be required to write off some or all of this goodwill and other intangibles; Continued availability of capital and financing and additional rating agency downgrade actions, and limited market access given our high debt levels; Our Credit Agreement contains various representations and negative covenants that limit our business flexibility; Changes to or replacement of LIBOR may adversely affect interest rates; Adverse investor reaction to the suspended cash dividend; Other risks associated with acquisitions; inventory, goodwill and other asset write-downs; Our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; Our reliance on third-party contract manufacturers and suppliers; Failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; Market demand and adoption of our new products; Customer orders may be canceled or delayed; The concentration of our revenues from a limited number of customers; Intense competition in the semiconductor equipment industry; Our reliance on patents and intellectual property; Compliance with U.S. export regulations; Impacts from the Tax Cuts and Jobs Act of 2017 and ongoing tax examinations; Geopolitical issues, trade wars and Huawei/HiSilicon export restrictions; Retention of key staff; Other health epidemics or natural disasters; ERP system implementation issues particularly as Cohu recently launches a new ERP system in first quarter 2020; The seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers particularly in light of weakened demand in 2019 followed by the COVID-19 global pandemic in 2020; and Rapid technological change.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 28,	March 30,
	2020 (1)	2019 (1)

Net sales	$138,921	$147,809
Cost and expenses:
Cost of sales (excluding amortization)	82,837	93,394
Research and development	22,468	22,733
Selling, general and administrative (2)	33,352	38,286
Amortization of purchased intangible assets	9,538	10,019
Restructuring charges	403	1,361
Impairment charges (3)	3,949	-
	152,547	165,793
Loss from operations	(13,626)	(17,984)
Other (expense) income:
Interest expense	(4,427)	(5,507)
Interest income	147	222
Foreign transaction gain (loss)	(404)	218
Loss from continuing operations before taxes	(18,310)	(23,051)
Income tax benefit	(992)	(200)
Loss from continuing operations	(17,318)	(22,851)

Discontinued operations: (4)
Income from discontinued operations before taxes	46	189
Income tax provision	4	25
Income from discontinued operations	42	164
Net loss	(17,276)	(22,687)
Net loss attributable to noncontrolling interest	-	(44)
Net loss attributable to Cohu	$(17,276)	$(22,643)

Loss per share:
Basic:
Loss from continuing operations before noncontrolling interest	$(0.42)	$(0.56)
Income from discontinued operations	0.00	0.01
Net loss attributable to noncontrolling interest	-	(0.00)
Net loss attributable to Cohu	$(0.42)	$(0.55)

Diluted:
Loss from continuing operations before noncontrolling interest	$(0.42)	$(0.56)
Income from discontinued operations	0.00	0.01
Net loss attributable to noncontrolling interest	-	(0.00)
Net loss attributable to Cohu	$(0.42)	$(0.55)

Weighted average shares used in computing loss per share: (5)
Basic	41,502	40,872
Diluted	41,502	40,872

(1)	The three- month periods ended March 28, 2020 and March 30, 2019 were both comprised of 13 weeks.
(2)

SG&A expense for the three-month period ended March 30, 2019 includes Xcerra transaction costs totaling $0.2 million. No transaction costs were incurred during the three-month period ended March 28, 2020.

(3)

For the three-month period ended March 28, 2020 we recorded impairment charges to write certain of our in-process research and development assets (“IPR&D”) obtained as part of our acquisition of Xcerra down to current estimated fair values.

(4)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of the fixtures business have been presented as discontinued operations. The sale of this business was completed in February 2020.

(5)

For the three-month periods ended March 28, 2020 and March 30, 2019, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect. The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 28,	December 28,
	2020	2019
Assets:
Current assets:
Cash and investments	$172,375	$156,098
Accounts receivable	111,456	127,921
Inventories	134,859	130,706
Other current assets	35,109	21,468
Current assets of discontinued operations (1)	-	3,503
Total current assets	453,799	439,696
Property, plant & equipment, net	64,688	70,912
Goodwill	237,997	238,669
Intangible assets, net	261,316	275,019
Operating lease right of use assets	32,599	33,269
Other assets	21,756	20,030
Noncurrent assets of discontinued operations (1)	-	115
Total assets	$1,072,155	$1,077,710

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$3,244	$3,195
Current installments of long-term debt	3,322	3,322
Deferred profit	9,313	7,645
Other current liabilities	147,838	134,124
Current liabilities of discontinued operations (1)	-	599
Total current liabilities	163,717	148,885
Long-term debt	346,877	346,518
Non-current operating lease liabilities	28,352	28,877
Other noncurrent liabilities	68,325	70,334
Noncurrent liabilities of discontinued operations (1)	-	24
Cohu stockholders’ equity	464,884	483,072
Total liabilities & stockholders’ equity	$1,072,155	$1,077,710

(1)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the fixtures business has been presented as discontinued operations since that date. The sale of this business was completed in February 2020.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 28,	December 28,	March 30,
	2020	2019	2019
Loss from operations - GAAP basis (a)	$(13,626)	$(13,659)	$(17,984)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	212	191	125
Research and development (R&D)	833	760	638
Selling, general and administrative (SG&A)	2,566	2,336	2,930
	3,611	3,287	3,693
Amortization of purchased intangible assets (c)	9,538	9,615	10,019
Restructuring charges related to inventory adjustments in COS (d)	1,603	2,408	466
Restructuring charges (d)	403	2,764	1,361

Manufacturing and sales transition costs included in (e):
COS	-	-	235
SG&A	63	117	526
	63	117	761
Impairment charges (f)	3,949	-	-
Acquisition costs included in SG&A (g)	-	28	224
Inventory step-up included in COS (h)	-	-	6,038
PP&E step-up included in SG&A (i)	243	243	1,257
Reduction of indemnification receivable included in SG&A (j)	-	1,202	-
Income from operations - non-GAAP basis (k)	$5,784	$6,005	$5,835

Loss from continuing operations - GAAP basis	$(17,318)	$(16,281)	$(22,851)
Non-GAAP adjustments (as scheduled above)	19,410	19,664	23,819
Tax effect of non-GAAP adjustments (l)	(1,960)	(3,914)	(2,358)
Income (loss) from continuing operations - non-GAAP basis	$132	$(531)	$(1,390)

GAAP loss from continuing operations per share - diluted	$(0.42)	$(0.39)	$(0.56)

Non-GAAP income (loss) from continuing operations per share - diluted (m)	$0.00	$(0.01)	$(0.03)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization and impairment charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Impairment charges have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Acquisition costs and adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(9.8)%, (9.6)% and (12.2)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisition of Xcerra.
(h)	To eliminate the inventory step-up costs incurred related to the acquisition of Xcerra.
(i)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(j)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(k)	4.2%, 4.2% and 3.9% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)

The three months ended March 28, 2020 was computed using 42,428 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were calculated utilizing the GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	March 28,	December 28,	March 30,
	2020	2019	2019

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$56,084	$54,075	$54,415
Non-GAAP adjustments to cost of sales (as scheduled above)	1,815	2,599	6,864
Gross profit - Non-GAAP basis	$57,899	$56,674	$61,279

As a percentage of net sales:
GAAP gross profit	40.4%	38.1%	36.8%
Non-GAAP gross profit	41.7%	39.9%	41.5%

Adjusted EBITDA Reconciliation
Net loss attributable to Cohu - GAAP Basis	$(17,276)	$(17,266)	$(22,643)
(Income) loss from discontinued operations	(42)	1,039	(164)
Income tax provision	(992)	(3,243)	(200)
Interest expense	4,427	4,767	5,507
Interest income	(147)	(161)	(222)
Amortization	9,538	9,615	10,019
Depreciation	3,416	3,893	5,020
Other non-GAAP adjustments (as scheduled above)	9,629	9,806	12,406
Adjusted EBITDA	$8,553	$8,450	$9,723

As a percentage of net sales:
Net loss attributable to Cohu - GAAP Basis	(12.4)%	(12.2)%	(15.3)%
Adjusted EBITDA	6.2%	6.0%	6.6%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$69,710	$67,734	$72,399
Non-GAAP adjustments to operating expenses (as scheduled above)	(17,595)	(17,065)	(16,955)
Operating Expenses - Non-GAAP basis	$52,115	$50,669	$55,444

(1)	Excludes amortization of $7,266, $7,263 and $7,641 for the three months ending March 28, 2020, December 28, 2019 and March 30, 2019, respectively.